UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement to Acquire Williston Basin Assets

On October 19, 2012, Halcón Energy Properties, Inc., a wholly owned subsidiary of Halcón Resources Corporation (“Halcón”), entered into a Reorganization and Interest Purchase Agreement (the “Purchase Agreement”) with Petro-Hunt, L.L.C. and Pillar Energy, LLC (collectively, the “Petro-Hunt Parties”), pursuant to which Halcón has agreed to acquire two newly formed wholly owned subsidiaries of the Petro-Hunt Parties, which immediately before closing will own a total of approximately 81,000 net acres prospective for the Bakken and Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (the “Williston Basin Assets”). Halcón has agreed to acquire the Williston Basin Assets for a total purchase price of $1.45 billion, consisting of $700 million in cash and $750 million in newly issued Halcón preferred stock that will automatically convert into approximately 100.7 million shares of Halcón common stock at a conversion price of $7.45 per share following stockholder approval of such conversion and an increase in Halcón’s authorized common stock. The shares of preferred stock are to be issued to the Petro-Hunt Parties in a private placement pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Immediately following the completion of the Williston Basin Assets acquisition (and the related private placement of Halcón common stock described below), the Petro-Hunt Parties are expected to hold preferred stock representing approximately 22% of Halcón’s outstanding common stock on an as-converted, fully diluted basis. As holders of the preferred stock, the Petro-Hunt Parties will be entitled to vote on all matters submitted to a vote of Halcón’s common stockholders, except for matters required for the conversion of the preferred stock. The voting power attributable to the preferred stock will be limited to 19.99% of the voting power of Halcón’s common stock outstanding immediately prior to the issuance of the preferred stock. The preferred stock will accrue dividends at the rate of 8% per annum from the issue date to the extent not converted into common stock within 121 days following issuance. No dividends will be payable if the preferred stock is converted within that period. The conversion rate of the preferred stock will be subject to anti-dilution adjustments in the event of stock splits, stock dividends and under certain other circumstances.

The effective date of the transaction is June 1, 2012 and Halcón expects to close the transaction in mid-December 2012. The purchase price is subject to adjustments for (i) operating expenses, capital expenditures and revenues between the effective date and the closing date, (ii) title and environmental defects, and (iii) other purchase price adjustments customary in oil and gas purchase and sale agreements. Any adjustments to the purchase price at closing would be applied to the cash and convertible preferred stock components of the purchase price in the same proportions.

The Petro-Hunt Parties and Halcón each make representations and warranties in the Purchase Agreement that are customary for a transaction of this type. The parties have agreed to indemnify one another for breaches of their respective representations and warranties, as well as the operation of the Williston Basin Assets prior to (in the case of the Petro-Hunt Parties) and after (in the case of Halcón) the closing date. Indemnities for breaches of representations and warranties, and any purchase price adjustments attributable to title or environmental defects, are subject to certain threshold limitations. Claims and asserted defects must exceed $75,000 individually and 0.5% of the total purchase price, or $7.25 million, in the aggregate before Halcón or the Petro-Hunt Parties will be entitled to indemnification or a purchase price adjustment. The parties have agreed to indemnify each other up to the full amount of the purchase price for breaches of representations and warranties regarding their organization, existence, authority and ability to enter into the transaction, which representations and warranties survive closing for the applicable statute of limitations period. All other representations and warranties, including those relating to the ownership and condition of the Williston Basin Assets, survive the closing date for one year, and indemnification for breaches of those representations and warranties is limited to 10% of the purchase price, or $145.0 million.

The Purchase Agreement also includes customary covenants relating to the operation of the Williston Basin Assets and other matters. In addition, Halcón has agreed to cause one individual designated by the Petro-Hunt Parties to be elected or appointed to Halcón’s board of directors, subject to the reasonable approval of Halcón’s Nominating and Corporate Governance Committee, for so long as the Petro-Hunt Parties beneficially own at least 5% of the outstanding shares of Halcón common stock.

The transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period mandated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the execution and delivery of certain other agreements, including a registration rights agreement, a lock-up agreement and a transition services agreement. The lock-up agreement will prohibit the Petro-Hunt Parties from offering for sale, selling, pledging or otherwise disposing of the shares of Halcón convertible preferred stock (or the underlying shares of Halcón common stock) received as consideration for the transaction for a period of 180 days following the closing of the transaction. Halcón has agreed to file with the Securities and Exchange Commission a shelf registration statement relating to the resale of such shares of Halcón capital stock.

The parties may terminate the Purchase Agreement if any of the above closing conditions have not been satisfied, or if total adjustments to the purchase price exceed $217.5 million or the transaction has not closed on or before December 20, 2012.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Additional Information About the Transaction

Halcón will file a proxy statement and other documents relating to the proposed transaction described above with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov You may also obtain these documents free of charge at www.halconresources.com. You may also read and copy any reports, statements and other information filed by Halcón with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in Solicitation

Halcón and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Common Stock Purchase Agreement

On October 19, 2012, Halcón entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with CPP Investment Board PMI-2 Inc. (“CPPIB”), pursuant to which CPPIB has agreed to purchase 41,899,441 newly issued shares of Halcón common stock at $7.16 per share for a total purchase price of approximately $300.0 million. Net proceeds to Halcón are expected to be approximately $294.0 million following the payment of an approximate $6.0 million capital commitment payment to CPPIB upon closing of the transaction. The shares of Halcón common stock will be issued to CPPIB in a private placement pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act. As a result of this transaction, CPPIB is expected to hold approximately 9% of Halcón’s outstanding common stock on a fully diluted basis after giving effect to the completion of the Williston Basin Assets acquisition. CPPIB has agreed to a one-year lock-up period, ending October 19, 2013, during which time it will not offer for sale, sell, pledge or otherwise dispose of the shares of Halcón common stock it acquires pursuant to the Stock Purchase Agreement, subject to certain exceptions.

The Stock Purchase Agreement contains customary representations and warranties by Halcón and CPPIB and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants. Closing of the transaction is subject to customary closing conditions, as well as the closing of Halcón’s acquisition of the Williston Basin Assets described above and the execution and delivery of certain other documents, including a stockholders agreement. The stockholders agreement will provide that, for as long as CPPIB beneficially owns at least 5% of Halcón’s common stock, it may designate one individual to serve on Halcón’s board of directors and two individuals for so long as it owns 20% or more of Halcón’s common stock, such individual(s) to be subject to the reasonable approval of Halcón’s Nominating and Corporate Governance Committee. The stockholders agreement will also provide CPPIB with certain pre-emptive rights to acquire additional Halcón securities, as well as shelf registration, demand underwriting and piggyback registration rights.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The shares of Halcón preferred stock to be issued to the Petro-Hunt Parties and the shares of Halcón common stock to be issued to CPPIB have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration. The information contained in this current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of Halcón securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 22, 2012, Halcón issued a press release announcing the acquisition of the Williston Basin Assets and the Stock Purchase Agreement entered into with CPPIB. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information incorporated herein by reference is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Item 8.01	Other Events.

Statements of Revenues and Direct Operating Expenses for the Williston Basin Assets

As the pending acquisition of the Williston Basin Assets is considered “probable” within the meaning of Rule 3-05 of Regulation S-X, attached as Exhibit 99.2 and incorporated herein by reference herein, are statements of revenues and direct operating expenses for the Williston Basin Assets for the three years in the period ended December 31, 2011 (the “Audited Statements”), and the three and six months ended June 30, 2012 and 2011, including footnotes thereto. The independent auditors’ report of UHY LLP on the Audited Statements as required under Rule 3-05 of Regulation S-X is also included in Exhibit 99.2.

Bridge Facility Commitment

On October 19, 2012, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Goldman, Sachs & Co., and certain affiliates thereof, executed a commitment letter pursuant to which, subject to customary terms and conditions, in connection with Halcón’s acquisition of the Williston Basin Assets, such parties have committed to backstop an increase to $850 million in the borrowing base under Halcón’s revolving credit facility and to provide Halcón with senior unsecured bridge financing of up to $500 million. If utilized, the bridge financing will bear interest initially at 750 basis points over the greater of 1.50% and the London Inter-bank Offer Rate, which will increase by 50 basis points for each three month period it remains outstanding, subject to a cap of 11% per annum that is subject to an increase up to 100 basis points based upon Halcón’s senior unsecured debt rating and market rates for high-yield debt.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Reorganization and Interest Purchase Agreement dated October 19, 2012 by and among Halcón Energy Properties, Inc., Petro-Hunt, L.L.C. and Pillar Energy, LLC.

10.1	Common Stock Purchase Agreement dated October 19, 2012, by and between Halcón Resources Corporation and CPP Investment Board PMI-2 Inc.

23.1	Consent of UHY LLP.

99.1	Press release issued by Halcón Resources Corporation dated October 22, 2012.

99.2	Independent Auditors’ Report and Statements of Revenues and Direct Operating Expenses of the Williston Basin Assets for the three years in the period ended December 31, 2011 and the three and six months ended June 30, 2012 and 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

October 22, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Reorganization and Interest Purchase Agreement dated October 19, 2012 by and among Halcón Energy Properties, Inc., Petro-Hunt, L.L.C. and Pillar Energy, LLC.

10.1	Common Stock Purchase Agreement dated October 19, 2012, by and between Halcón Resources Corporation and CPP Investment Board PMI-2 Inc.

23.1	Consent of UHY LLP.

99.1	Press release issued by Halcón Resources Corporation dated October 22, 2012.

99.2	Independent Auditors’ Report and Statements of Revenues and Direct Operating Expenses of the Williston Basin Assets for the three years in the period ended December 31, 2011 and the three and six months ended June 30, 2012 and 2011.